Exhibit 99.1 - Press Release dated March 16, 2004

IASG ANNOUNCES FOURTH QUARTER AND 2003 RESULTS

ALBANY, N.Y.--March 16, 2004--Integrated Alarm Services Group, Inc. (Nasdaq:
IASG - NEWS), today reported financial results for the fourth quarter and fiscal year 2003 ending December 31, 2003.

In announcing these results, Timothy M. McGinn, Chairman and CEO, said "As the fourth quarter proceeded our business gained strong momentum. Fourth quarter revenue was driven by the timing of portfolio acquisitions with much of the transactions occurring late in the quarter. That said, fourth quarter revenues were up 30% over third quarter. Our quarterly run-rate, as of December 31, 2003, was approximately $18.5 million an increase of 47% over fourth quarter results. For 2003, we exceeded our 2003 account acquisition goal and did so at purchase multiples below plan. With the Protection Services Industries (PSI) acquisition, we broaden our account portfolio to include commercial alarm monitoring. Our 2003 business expansion was in strong geographic markets - those having good economic growth, above average disposable income, strong real estate values and recognized appreciation of security for property and the individual. Finally, as a result of the quality of the portfolio acquisitions, we are pleased with our aggregate portfolio attrition. This puts our Company in an excellent position as we enter 2004. While still early in the year I am pleased with our progress thus far in 2004."


Revenue for the fourth quarter ending December 31, 2003 was $12.6 million compared with $9.7 million for the third quarter of 2003 and $6.7 million for the fourth quarter ended 2002. For the full year, 2003 revenues were $40.9 million vs. $23.5 million.


Net loss for the fourth quarter ending December 31, 2003 was $1.5 million or $0.06 per share compared to a net loss of $4.4 million or $0.25 per share for the third quarter 2003 and $2.5 million or $3.52 per share for the fourth quarter ending December 31, 2002. Full year 2003 net loss was $22.0 million or $1.95 per share, compared to $5.6 million or $9.53 per share for fiscal 2002. Financial period to period per share comparisons vary significantly primarily as a result of the July 2003 IPO and the weighted average share outstanding calculation methodology. Included in the 2003 results were charges of $1.6 million associated with the prepayment of $92 million of debt, and approximately $0.9 million of professional costs associated with the initial public offering.


Michael Moscinski, IASG's Chief Financial Officer, said, "We exceeded our 2003 account acquisition goal of 80,000 contract equivalents by approximately 7% and we were able to do so at valuation multiples 9% less than plan. Operating results for the fourth quarter were very encouraging with gross margins expanding from 56% in the third quarter to 65% in the fourth quarter. This expansion is a result of our business mix shift from wholesale account monitoring to owned accounts. Additionally, in the fourth quarter our internal account generation engine created approximately $12,000 of recurring monthly revenue, RMR, at very favorable creation costs. Other than modest direct account generation costs, the creation costs of these internally generated accounts were expensed in the quarter. "


As a result of the IPO, the weighted average shares outstanding for the quarter ending December 31, 2003 was 24.6 million shares compared to 0.7 million shares for the same period in 2002. Year-end 2003 weighted average shares outstanding increased to 11.3 million shares compared to 0.6 million shares for the year end 2002. Third quarter 2003 weighted average shares outstanding were 17.3 million shares.


At December 31, 2003 the Company had $35.4 million in cash and stockholders' equity of $153.4 million. Net cash provided by operating activities for the fourth quarter ended December 31, 2003 was $3.2 million. This compares to $3.2 million used in operating activities for the third quarter ended September 30, 2003. During the fourth quarter the Company retired $1.6 million in debt and ended the quarter with $66.6 million of debt and capital leases yielding a debt to equity ratio of 0.43 to 1.


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Fourth quarter accomplishments:

o The Company acquired approximately 77,000 contract equivalents generating $2.3 million of RMR in attractive markets including Tampa, Aspen, Phoenix, Las Vegas and key markets in California.

o The average acquisition price for the alarm contracts acquired in the fourth quarter was at a multiple of 27 times RMR.

o On December 15, IASG acquired Protection Services Industries, the fourteenth largest security alarm dealer in the United States. Approximately 50% of PSI's RMR is derived from commercial accounts in Arizona and California.

o IASG acquired sales, installation and service capabilities in the Southwestern United States and California that are expected to generate organic alarm contract growth of approximately 12,000 contracts per year at an account creation cost of approximately 21 times RMR.

Fourth quarter attrition results:

   IASG Portfolio                Annualized Attrition Rate

   Legacy Portfolio                       18.4%
   New Residential                        12.0%
   New Commercial                          6.8%
   Aggregate Owned Portfolio              12.5%
   Wholesale Monitoring Accounts           5.1%


IASG begins 2004 with an owned portfolio of approximately 119,000 contract equivalents generating RMR of approximately $3.6 million and wholesale monitoring of approximately 510,000 accounts generating $2.1 million in RMR. The annualized attrition rate for the fourth quarter for the combined IASG owned alarm portfolio was 12.5%. The pre-IPO portfolio experienced the highest attrition, an annualized rate of 18.4% and the PSI commercial portfolio was our lowest at 6.8%. For purposes of calculating this attrition rate, portfolios acquired during the fourth quarter were considered as owned as of September 30, 2003. Account losses were actual losses for the full period whether owned by IASG or the selling party. Wholesale account attrition for the fourth quarter was 5.1%, annualized.


See the attached financial highlights for the fourth quarter 2003 and year ended December 31, 2003. For more information about IASG please visit our Web site at HTTP://WWW.IASG.US.


About IASG


Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG's services include alarm contract financing including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with 5,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring.


This press release may contain statements, which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG's future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will" and "would" or similar words. You should not rely on forward-looking statements because IASG's actual results may differ materially from those indicated by these forward looking


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statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operations; the impact of competition and technological change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading "Risks Related to our Business" in IASG's final prospectus dated July 23, 2003 as filed with the Securities and Exchange Commission on July 25, 2003, and the reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.

        INTEGRATED ALARM SERVICES GROUP, INC. AND SUBSIDIARIES

                            STATEMENTS OF OPERATIONS

       Combined For the Three Months and Year Ended December 31, 2002 and Consolidated for the Three Months and Year Ended December 31, 2003

                                  Three Months Ended           Years Ended December 31,
                                     December 31,
                             ------------------------------------------------------------
                                 2002            2003            2002            2003
                             ------------    ------------    ------------    ------------
Revenue:
  Monitoring
   fees                      $  5,801,675    $  6,227,011    $ 20,136,016    $ 24,099,653
  Revenue from
   customer
   accounts                          --         6,107,432            --        15,854,509
  Billing fees                     86,485          24,366         558,347         112,127
  Related party
   monitoring
   fees                           504,639          10,718       1,565,017         292,968
  Related party
   placement fees                 324,539            --         1,236,227          90,437
  Service and
   subcontractor
   fees                              --           249,403            --           417,904
                             ------------    ------------    ------------    ------------
Total revenue                   6,717,338      12,618,930      23,495,607      40,867,598

Cost of revenue
 (excluding
 depreciation
 and amortization)              4,250,895       4,392,348      15,424,912      16,393,439
                             ------------    ------------    ------------    ------------
                                2,466,443       8,226,582       8,070,695      24,474,159
                             ------------    ------------    ------------    ------------
Operating
 expenses:
  Selling and
   marketing                      233,589         424,090         736,866       1,108,621
  Depreciation
   and amortization             1,628,822       3,713,132       5,580,985      12,322,558
  Loss (gain) on
   disposal of
   equipment                       (5,605)           --            (5,605)           --
  General and
   administrative               1,004,373       3,896,942       2,530,374      14,692,461
                             ------------    ------------    ------------    ------------
Total operating
 expenses                       2,861,179       8,034,164       8,842,620      28,123,640
                             ------------    ------------    ------------    ------------

Income (loss)
 from operations                 (394,736)        192,418        (771,925)     (3,649,480)
Other income
 (expense):
  Other income,
   net                           (379,171)         90,489         656,299         295,984
  Amortization of
   debt issuance
   costs                         (858,230)       (275,522)     (1,619,086)     (3,168,315)
  Related party
   interest expense              (393,646)           --        (1,284,922)       (914,229)
  Interest expense               (604,445)     (1,835,001)     (3,309,021)    (12,655,617)
  Interest income                    --           500,084            --         1,613,669
                             ------------    ------------    ------------    ------------
Income (loss)
 before benefit
 from income taxes             (2,630,228)     (1,327,531)     (6,328,655)    (18,477,988)
Income tax expense
 (benefit)                       (130,737)        195,227        (681,443)      3,526,572
                             ------------    ------------    ------------    ------------
Net income
 (loss)                      $ (2,499,491)   $ (1,522,758)   $ (5,647,212)   $(22,004,560)
                             ============    ============    ============    ============
Net income (loss)
 per share                   $      (3.52)   $      (0.06)   $      (9.53)   $      (1.95)
                             ============    ============    ============    ============
Weighted average
 number of common
  shares outstanding              709,719      24,584,386         592,785      11,263,455
                             ============    ============    ============    ============
Unaudited:
Pro Forma income
 tax to give effect to
  the conversion from S
  to C Corporation status:
Income (loss)
 before benefit
 from income taxes           $ (2,630,228)   $ (1,327,531)   $ (6,328,655)   $(18,477,988)
Income tax expense
 (benefit)                     (1,051,089)        195,227      (2,871,573)        (89,916)
                             ------------    ------------    ------------    ------------
Net income (loss)            $ (1,579,139)   $ (1,522,758)   $ (3,457,082)   $(18,388,072)
                             ============    ============    ============    ============
Net income (loss)
 per share                   $      (2.23)   $      (0.06)   $      (5.83)   $      (1.63)
                             ============    ============    ============    ============


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             INTEGRATED ALARM SERVICES GROUP, INC. AND SUBSIDIARIES

                                 BALANCE SHEETS
                      Combined as of December 31, 2002 and
                      Consolidated as of December 31, 2003

                                                       As of December 31,
                                               ------------------------------
                                                    2002             2003
                                               -------------    -------------
Assets
Current assets
Cash and cash equivalents                      $     442,082    $  35,435,817
Short term investments                             3,000,000             --
Current portion of notes receivable                     --            735,149
Accounts receivable less allowance for
 doubtful accounts of  $194,000 in 2002
 and $750,000 in 2003                              1,499,762        4,312,990
Inventories, net of reserve for obsolete
 inventories of $234,000                                --          1,107,899
Prepaid expenses                                      72,648        1,548,105
Due from related party                               346,608          232,300
                                               -------------    -------------
      Total current assets                         5,361,100       43,372,260
Property and equipment, net                        2,708,161        5,762,586
Notes receivable net of current portion and
 allowance for doubtful accounts of $131,000            --          4,525,973
Dealer relationships, net                         27,560,912       23,113,617
Customer contracts, net                                 --         73,571,131
Goodwill, net                                      7,218,743       85,515,985
Debt issuance costs, net                           1,047,221        1,768,281
Other identifiable intangibles, net                     --          2,187,464
Restricted cash and cash equivalents               1,163,229        1,100,000
Other assets                                         568,431          119,033
                                               -------------    -------------
      Total assets                             $  45,627,797    $ 241,036,330
                                               =============    =============

Liabilities and Stockholders' (Deficit)
 Equity
Current liabilities:
Current portion of long-term debt, related         1,738,724             --
Current portion of long-term debt                  3,059,879       18,765,000
Current portion of capital lease obligations         146,316          431,555
Accounts payable and accrued expenses              4,680,313       10,273,948
Current portion of deferred revenue                3,812,626        7,576,993
Other liabilities                                       --          1,484,042
                                               -------------    -------------
      Total current liabilities                   13,437,858       38,531,538

Long-term debt, net of current portion,
 related party                                    10,696,537             --
Long-term debt, net of current portion            29,566,223       46,977,612
Capital lease obligations, net of current
 portion                                             361,542          453,811
Deferred revenue, net of current portion                --            312,343
Deferred income taxes                              2,458,738          830,974
Other liabilities                                    384,480          374,119
Due to related party                                 285,300          153,203
                                               -------------    -------------
      Total liabilities                           57,190,678       87,633,600
                                               -------------    -------------

Stockholders' (deficit) equity
Common stock, $0.001 par value; authorized
 100,000,000 shares; issued and outstanding
 709,719 shares at December 31, 2002
 and 24,607,731 at December 31, 2003
                                                         709           24,608
Common stock subscribed                                 --            315,342
Paid-in capital                                    5,554,289      205,086,659
Accumulated deficit                              (17,117,879)     (52,023,879)
                                               -------------    -------------
      Total stockholders' (deficit) equity       (11,562,881)     153,402,730
                                               -------------    -------------
      Total liabilities and stockholders'
       (deficit) equity                        $  45,627,797    $ 241,036,330
                                               =============    =============




------------------------
CONTACT:
  Integrated Alarm Services Group, Inc.
  Joseph L. Reinhart, 518-426-1515





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